UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 30, 2014

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-23265	94-3267443
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8510 Colonnade Center Drive Raleigh, North Carolina	27615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 862-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2014, Carolyn J. Logan, the President and Chief Executive Officer of Salix Pharmaceuticals, Ltd. (the “Company”), informed the Board of Directors of the Company of her decision to retire on January 30, 2015. As a result of her retirement, Ms. Logan will cease serving as President, Chief Executive Officer, and as a member of the Company’s Board of Directors, effective January 30, 2015.

Effective January 30, 2015, the Company’s Chairman of the Board, Tom D’Alonzo, who has significant experience as a chief executive in the pharmaceutical industry, will be appointed Acting Chief Executive Officer, and William Bertrand, Jr., the Company’s Senior Vice President and General Counsel, will be appointed Acting Chief Operating Officer, pending the Company’s hiring of a permanent Chief Executive Officer.

The Company intends to retain a nationally recognized executive search firm to assist the Company in identifying a highly qualified, experienced pharmaceutical executive to lead the Company on a going-forward basis.

In connection with Ms. Logan’s retirement, the Company, Salix Pharmaceuticals, Inc. (“Salix Inc.”) and Ms. Logan entered into a retirement agreement, dated December 30, 2014 (the “Retirement Agreement”). Pursuant to the Retirement Agreement, among other things, Ms. Logan (i) agreed to consult with the Company through August 23, 2018 at the Company’s request and cooperate with the Company with respect to certain matters and (ii) provided a general release of claims against the Company and its affiliates. Ms. Logan’s unvested restricted shares in the Company will continue to vest in accordance with their current vesting schedules and be subject to the terms of the applicable stock plan under which they were granted and the Retirement Agreement. The Retirement Agreement also provides for the termination of (i) the Amended and Restated Employment Agreement, dated as of April 29, 2014, by and between Salix Inc. and Ms. Logan and (ii) the Employment, Confidential Information, Invention Assignment, and Arbitration Agreement, dated as of July 10, 2006, by and between Salix Inc. and Ms. Logan.

The foregoing summary of the Retirement Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01. Other Events.

The Company issued a press release on January 5, 2015 regarding the retirement of Ms. Logan and the CEO succession plan. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

10.1	Retirement Agreement, dated December 30, 2014, among Salix Pharmaceuticals, Ltd., Salix Pharmaceuticals, Inc. and Carolyn J. Logan.

99.1	Press release issued by Salix Pharmaceuticals, Ltd. on January 5, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2015	SALIX PHARMACEUTICALS, LTD.

	By:	/s/ WILLIAM BERTRAND, JR.
William Bertrand, Jr.
Senior Vice President and General Counsel

Exhibit Index

Exhibit	Description

10.1	Retirement Agreement, dated December 30, 2014, among Salix Pharmaceuticals, Ltd., Salix Pharmaceuticals, Inc. and Carolyn Logan.

99.1	Press release issued by Salix Pharmaceuticals, Ltd. on January 5, 2015.